Exhibit 1.1


                         CERTIFICATE OF CHANGE OF NAME

              FROM PLANEX VENTURES LTD. TO TUMI RESOURCES LIMITED





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                                 [LOGO omitted]
                                BRITISH COLUMBIA                 NUMBER:  599161







                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME
                                   COMPANY ACT




                              I Hereby Certify that

                              PLANEX VENTURES LTD.

                        has this day changed its name to

                             TUMI RESOURCES LIMITED





                            Issued under my hand at Victoria, British Columbia on May 24, 2002

                            /s/ John S. Powell

                            John S. Powell
                            Registrar of Companies
                            PROVINCE OF BRITISH COLUMBIA CANADA




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